Exhibit 99.1

TO THE PEOPLE & COMMUNITIES WE SERVE

A little more than a year ago, Bank of Hampton Roads, Gateway Bank and Shore Bank joined forces to create the new Hampton Roads Bankshares. Today, we have 60 financial centers in Virginia, North Carolina and Maryland; 700 employees; and more than $2.5 billion in deposits. As one of the largest community banks in our regions, we offer a full range of banking, insurance, mortgage, title and investment services. In short, while we have grown into an institution with $3 billion in assets, we continue to provide the personal services of a local bank to families and businesses in our communities.

Having just completed our first full year as Hampton Roads Bankshares, we want to take this opportunity to thank you for your support and share with you our confidence about the future.

Well-Positioned for Long-Term Growth

We are committed to being a sound, trusted provider of financial services to our communities for decades to come. As our region’s economy rebounds, we will continue to build on our capital base to meet the needs of our customers. And, by staying true to the principles of community banking, we will grow along with our communities.

Our Regions Have A Great Future; Our Bank Is A Part Of That Future

We believe our regions have a great future. Our population continues to grow because our communities are great places to live, raise a family and start a business. While the economy has been challenging over the last couple of years, we are seeing light at the end of the tunnel. Businesses are recovering and people are getting back on their feet. For our part, we’ve continued to build reserves, to lend, to do what we can to help customers through difficulties, and to invest in the communities we serve. We’re also making the tough decisions required to significantly reduce our operating expenses and instill a disciplined mindset across the company, while at the same time maintaining superior customer service. Later this year, we will unveil some exciting new branding that will underscore how much progress we have made.

Thank You For Your Business

In 2009, our total deposits grew by 9% and we were particularly pleased with the enthusiastic response to our recent money market campaign. In just three months, customers opened over 4,700 new accounts with $300 million in deposits, with two-thirds of that amount coming from customers who were new to the bank.

As we look ahead, I personally want to thank you for your business and continued support. And, on behalf of everyone at Hampton Roads Bankshares, let me reaffirm our commitment to providing the best products and highest quality personal service you expect and deserve. If you’re not banking with us, I hope you will tell us what we can do to earn your business.

Sincerely,

/s/ John A.B. Davies, Jr.
John A. B. “Andy” Davies, Jr.
President and CEO

Forward-Looking Statements

Certain statements made herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about our ability to build our capital base, statements about our expected future growth and statements about our beliefs regarding changes in business or other market conditions. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including future economic conditions and the success of measures announced by the Company. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and other reports filed and furnished to the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to update any such forward-looking statements.